SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 16(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   October 1, 2006

CNH WHOLESALE RECEIVABLES LLC/CNH WHOLESALE MASTER NOTE TRUST/CNH CAPITAL AMERICA LLC

(Exact Name of Depositor/Issuing Entity/Sponsor as Specified in Charter)

Delaware	333-107999	20-0214383
Delaware	333-107999-01	20-0685128
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 South Saunders Road, Lake Forest, Illinois		60045

c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware		19711
(Address of Principal Executive Office)		(Zip Code)

(847) 735-9200

(302) 283-8079

(Registrant’s/Co-Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 6.02.               Change of Servicer or Trustee

On October 1, 2006, the sale by JPMorgan Chase Bank, N.A. of select portions of the corporate trust business, including municipal and corporate and structured finance trusteeships, to The Bank of New York Trust Company, N.A. was closed.  As a result of this sale, on October 1, 2006 The Bank of New York Trust Company, N.A. became the successor Indenture Trustee pursuant to the terms and conditions set forth in the transaction documents identified in the Prospectus (as defined below) filed by the Registrant.

The Bank of New York Trust Company, N.A. is a national banking association organized under the laws of the United States and will act as the Indenture Trustee under the transaction documents.  The Bank of New York Trust Company, N.A. has been, and currently is, acting as indenture trustee and trustee for numerous transactions and programs involving pools of equipment leases.

The Prospectus most recently filed by the Registrant with the Registration Statement on Form S-3 (file number 333-133489) on September 15, 2006 (the “Prospectus”) sets forth the information required by Regulation AB, 17 C.F.R.¶¶ 229.1109 (c) - (f).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH CAPITAL WHOLESALE RECEIVABLES LLC
(Depositor)

Dated: October 5, 2006	By:	/s/ Brian O’Keane
Brian O’Keane
Treasurer